UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 21, 2013

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)The Company held its annual meeting of stockholders on November 21, 2013. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

(b)James W. Abbott and Robert L. Hanson were elected as Class II directors of the Company. The results of the vote were as follows:

			Broker
	For	Withheld	Non-Votes
James W. Abbott	5,001,344.5	79,870	1,374,718
Robert L. Hanson	5,015,812.5	65,402	1,374,718

The advisory, non-binding resolution with respect to the compensation of our Named Executive Officers was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,898,817.5	145,411	36,986	1,374,718

With respect to the advisory, non-binding resolution regarding the frequency of stockholder votes on the compensation of our named executive officers, the majority of our stockholders supported conducting such a vote every year. The results of the vote were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain
4,895,223.5	75,358	55,373	55,260

The appointment of Eide Bailly, LLP as the Company’s independent auditors for the year ending June 30, 2014 was ratified. The results of the vote were as follows:

For	Against	Abstain
6,420,985.5	14,958	24,929

(d)    Consistent with the recommendation of the Personnel, Benefits and Compensation Committee and the Board of Directors in the Company’s proxy statement and the voting results from the annual meeting, the Board of Directors has resolved that future advisory votes on the compensation of the Company’s named executive officers shall be conducted every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp.
(Registrant)

Date: November 27, 2013	By:	/s/ Stephen M. Bianchi
Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: November 27, 2013	By:	/s/ Brent R. Olthoff
Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)